SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 17, 1997



                       Advanced Technology Materials, Inc.
                      -----------------------------------
             (Exact name of registrant as specified in its charter)





   Delaware                   0-22756                            06-1236302
   --------                   -------                            ----------
(State or other        (Commission File Number)              (I.R.S. Employer
jurisdiction of                                             Identification No.)
incorporation or
organization)


     7 Commerce Drive, Danbury, CT                                   06810
     -----------------------------                                   -----
(Address of principal executive offices)                           (Zip Code)



                                  203-794-1100
                                  ------------
              (Registrant's telephone number, including area code)

                       ADVANCED TECHNOLOGY MATERIALS, INC.

                               Report on Form 8-K



TABLE OF CONTENTS
                                                                            Page

INFORMATION TO BE INCLUDED IN THE REPORT


Item 5. Other events..................................................       3


Signatures............................................................       4

Item 5. Other events.


     On May 17, 1997, the registrant, Advanced Technology Materials, Inc. ("ATMI"), executed an Agreement and Plan of Merger (the "Agreement") to acquire all of the issued and outstanding stock in Lawrence Semiconductor Laboratories, Inc. ("LSL"). LSL is an outsourcer of epitaxial processing of silicon wafers using chemical vapor deposition technology to meet customer specifications. Epitaxial processing is one of many steps involved in transforming a silicon wafer into a semiconductor chip, the primary functional component of most electronic products. The Agreement is subject to approval by ATMI's stockholders and the satisfaction of other customary conditions.

     Pursuant to the Agreement, stockholders in LSL will receive between approximately 3,714,285 and 4,588,235 shares of common stock of ATMI (or a newly created holding company if the pending acquisition of Advanced Delivery & Chemical Systems Nevada, Inc. and related entities is consummated) in exchange for their shares. The actual number of shares to be issued to the Lawrence stockholders depends upon the average closing price of ATMI's common stock during a 20 day trading period ending three days prior to stockholder approval of the Agreement and changes in the net book value of Lawrence up to the time of closing. The acquisition is intended to be accounted as a pooling-of-interests transaction. ATMI intends to continue the business currently performed by Lawrence by combining it with its Epitronics division which provides epi services for gallium arsenide and other advanced materials.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Advanced Technology Materials, Inc.

May 30, 1997



By /S/ Daniel P. Sharkey